Exhibit 10.5

MASTER REORGANIZATION AGREEMENT
BY AND AMONG
QUANTINUUM HOLDINGS, LLC,
QUANTINUUM INC.,
QUANTINUUM,
QUANTINUUM MERGER SUB LTD.
AND
COLORADO HOLDCO
___________________
[ ● ], 2026
___________________

i

ii

MASTER REORGANIZATION AGREEMENT
This MASTER REORGANIZATION AGREEMENT (this “Agreement”), dated as of [ ● ], 2026, is entered into by and among each of the following entities (each, a “Party,” and collectively, the “Parties”): Quantinuum Holdings, LLC, a Delaware limited liability company (“Holdco”), Quantinuum Inc., a Delaware corporation (“PubCo”), Quantinuum, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Quantinuum (Cayman)”), Quantinuum Merger Sub Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands and a direct wholly owned subsidiary of Holdco (“Merger Sub”) and Colorado Holdco, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Blocker”).
RECITALS
WHEREAS, in connection with the proposed initial public offering of PubCo (the “Initial Public Offering”), the Parties desire to effect an organizational restructuring of certain of their affiliates and direct and indirect subsidiaries (including certain affiliates and/or subsidiaries to be formed as part of such organizational restructuring) through a series of sequential transactions as more fully set forth in this Agreement (such transactions together, the “Restructuring”);
WHEREAS, in connection with and prior to the Restructuring JPMC Strategic Investments I Corporation exercised and converted warrants issued by Quantinuum (Cayman) into Common Units;
WHEREAS, the Parties wish to facilitate an Initial Public Offering of PubCo using an “Up-C” structure that entails, among other things, offering shares of class A common stock, par value $0.0001 per share, of PubCo (“Class A Common Stock”) to the public, pursuant to, and as more fully described in, a registration statement on Form S-1 (No. 333-295701) (including the prospectus included therein and the exhibits thereto) filed by PubCo with the U.S. Securities and Exchange Commission, as amended from time to time (the “Registration Statement”); and
WHEREAS, in connection with the Initial Public Offering, the Parties desire to effect the Restructuring and other transactions set forth in this Agreement, which will occur on the terms and in the sequence set forth herein.
NOW, THEREFORE, the Parties agree as follows:
AGREEMENT
ARTICLE I
DEFINITIONS AND CONSTRUCTION
Section 1.1    Definitions.
“Amended and Restated LLCA of Holdco” means that certain Amended and Restated Limited Liability Company Agreement of Holdco, dated as of the date hereof.

“Cayman Act” means the Companies Act (As Revised) of the Cayman Islands.
“Class A Common Stock” has the meaning set forth in the Recitals.
“Class B Common Stock” has the meaning set forth in the Amended and Restated Charter.
“Code” means the United States Internal Revenue Code of 1986, as amended.
“Common Units” means “Common Units” (as defined in that certain Amended and Restated LLCA of Holdco).
“DGCL” means the General Corporation Law of the State of Delaware, as amended from time to time.
“DLLCA” means the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et seq.), as amended from time to time.
“Effectiveness” means the effectiveness of the Registration Statement related to the Initial Public Offering.
“Exchange Ratio” means 1.0.
“Final Prospectus” means the final prospectus filed by PubCo with the U.S. Securities and Exchange Commission pursuant to Rule 424 under the Securities Act of 1933, as amended from time to time.
“Governmental Authority” means the United States of America, the Cayman Islands and any foreign country, any state, commonwealth, territory or possession thereof and any political subdivision or quasi-governmental authority of any of the same, including any court, tribunal, department, commission, board, bureau, agency, county, municipality, province, parish or other instrumentality of any of the foregoing.
“Holdco Equity Plan”    means Holdco’s 2023 Equity Incentive Plan, as amended from time to time.
“Holdco Restricted Common Unit” means a Common Unit that is, at the time of determination, subject to certain vesting conditions and other restrictions granted under the Holdco Equity Plan.
“Holdco RSU Award” means an award of restricted stock units with respect to Common Units granted under the Holdco Equity Plan that is, at the time of determination, subject to certain vesting conditions.
“Law” means any applicable federal, state, provincial, municipal, local or foreign statute, law, treaty, ordinance, regulation, rule, code, order or rule of common law.

“Legal Proceeding” means any action, arbitration, audit, claim, cause of action, demand, hearing, investigation, litigation, mediation, proceeding suit (whether civil, criminal, administrative, investigative, or informal, public or private and whether in law or in equity) or Order commenced, brought, heard or conducted by or before, or otherwise involving, any Governmental Authority (whether or not any Governmental Authority is a party to such Legal Proceeding).
“Order” means any order, award, decision, injunction, judgment, ruling, writ, decree, determination, settlement, stipulation or verdict entered, issued, made or rendered by, or entered into with, any Governmental Authority.
“Original LLC Agreement” means that certain Limited Liability Company Agreement of Holdco, dated as of April 21, 2026.
“Person” means an individual or any corporation, partnership, limited liability company, trust, unincorporated organization, association, joint venture or any other organization or entity, whether or not a legal entity.
“Quantinuum Articles” means the Seventh Amended and Restated Memorandum and Articles of Association of Quantinuum (Cayman), as amended from time to time.
“Quantinuum Shareholders’ Agreement” means the Fifth Amended and Restated Shareholders’ Agreement of Quantinuum (Cayman), dated as of February 6, 2026, as amended from time to time.
“Shares” means a share or shares of any class or series of shares in Quantinuum (Cayman) immediately prior to the Merger Effective Time (as defined in the Merger Agreement), including all Class A Shares, par value $0.0001, the Class B Share, par value $1.00, all Class C Shares, par value $0.0001, all Series A Convertible Preferred Shares, par value $0.0001, all Series A-1 Convertible Preferred Shares, par value $0.0001 and all Series B Convertible Preferred Shares, par value $0.0001.
“Tax” means any U.S. federal, state, local or non-U.S. taxes, levies, fees, imposts, assessments, duties and charges of whatever kind in the nature of a tax (including any interest, penalties, or additions attributable thereto, imposed in connection therewith or imposed with respect thereto), whether disputed or not, including taxes imposed on, or measured by, net or gross income, alternative minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital gains, profits, windfall profits, gross receipts, value added, sales, use, environmental, excise, custom, transfer, registration, stamp, real property, personal property, ad valorem, payroll, and withholding.
“Tax Return” means any return, report, declaration, form, claim for refund or information return or statement, including any schedule or related or supporting information, filed or required to be filed in connection with the determination, assessment or collection of any Tax, including any attachment, amendment, or supplement thereto.

“TRA Parties” means, collectively, Honeywell International Inc., Honeywell Holdings International Inc. and Cambridge Quantum Holdings Limited (Cayman).
“Treasury Regulations” means the United States Treasury regulations promulgated under the Code.
“Underwriters” means the underwriters named in the Registration Statement.
“Underwriters’ Option” means the option, at the election of the Underwriters, to purchase additional shares of Class A Common Stock pursuant to the Underwriting Agreement.
“Underwriting Agreement” means the underwriting agreement to be entered into by PubCo with the Representatives (as defined in the Underwriting Agreement) in connection with the Initial Public Offering and pursuant to which PubCo shall agree to issue and sell (a) a certain number of shares of Class A Common Stock to the Underwriters at the price set forth in the Underwriting Agreement plus and (b) at the election of the Underwriters, up to a certain number of additional shares of Class A Common Stock pursuant to the Underwriters’ Option.
Section 1.2    Other Definitions. Each of the following terms is defined in the Section set forth opposite such term:

Term	Section

Agreement	Preamble

Amended and Restated Charter	Section 3.1

Assumed Restricted Class A Share	Section 2.4(b)

Assumed RSU Award	Section 2.4(b)

Blocker	Section 2.2(a)

Blocker Certificate of Merger	Section 2.2(b)

Blocker Equity Interests	Section 2.2(e)(i)

Blocker Investor	Section 2.2(e)(i)

Blocker Merger	Section 2.2(b)

Blocker Merger Effective Time	Section 2.2(d)

Blocker Merger Surviving Entity	Section 2.2(b)

Blocker Plan of Merger	Section 2.2(b)

Chosen Courts	Section 6.2

Class A Common Stock	Recitals

Class B Common Stock Subscription	Section 2.3

Holdco	Preamble

Holdco Subscription	Section 2.6(a)

Initial Public Offering	Recitals

Intended Tax Treatment	Section 5.1

IPO Closing	Section 3.1

IPO Proceeds	Section 2.6(a)

Merger	Section 2.1(a)

Merger Agreement	Section 2.1(a)

Merger Sub	Preamble

Party	Preamble

Plan of Merger	Section 2.1(a)

PubCo	Preamble

Quantinuum (Cayman)	Preamble

Registration Statement	Recitals

Restructuring	Recitals

S-8 Effectiveness	Section 2.4(a)

Subscription Agreement	Section 2.3

Transfer Taxes	Section 5.2
Section 1.3    Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and will not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole, including all Exhibits and Schedules attached hereto and not to any particular provision of this Agreement. All references in this Agreement to Articles, Sections, Exhibits and Schedules will, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement and the Exhibits and Schedules attached hereto and all such Exhibits and Schedules attached hereto are hereby incorporated in this Agreement and made a part of this Agreement for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, will include all other genders and the singular will include the plural and vice versa. The use in this Agreement of the word “including” following any general statement, term or matter will not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to,” or words of similar import) is used with reference thereto, but rather will be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

ARTICLE II
RESTRUCTURING ACTIONS AND RELATED MATTERS
The transactions described in this Article II shall occur in the order specified in this Agreement.
Section 2.1    Merger.
(a)    Pursuant to and in accordance with the Plan of Merger, in substantially the form attached hereto as Exhibit A (the “Plan of Merger”), the Merger Agreement, in substantially the form attached to the Plan of Merger as Exhibit A thereto (the “Merger Agreement”), this Agreement and the Cayman Act, at the Merger Effective Time (as defined in the Merger Agreement), (i) Merger Sub will merge with and into Quantinuum (Cayman) (the “Merger”), the separate corporate existence of Merger Sub shall cease and Quantinuum (Cayman) shall continue as the surviving company (as defined in the Cayman Act) as a direct, wholly owned subsidiary of Holdco and shall continue its corporate existence under the laws of the Cayman Islands and (ii) the Legacy Owners (as defined in the Merger Agreement) will, by virtue of the Merger, receive Common Units in Holdco in exchange for their respective equity interests of Quantinuum (Cayman).
(b)    In accordance with the Merger Agreement and on the date hereof, the Parties shall cause the Merger to be consummated under the Cayman Act by (i) executing and filing the Plan of Merger with the Registrar of Companies in the Cayman Islands (the “Cayman Registrar”) as provided by Section 233 of the Cayman Act and (ii) executing and filing those documents required by Section 233(9) of the Cayman Act together with such other documents, declarations or filings as may be requested or required by the Cayman Registrar for the purpose of the Merger.
Section 2.2    Blocker Merger.
(a)    Immediately following the Merger on the date hereof, the Blocker and PubCo shall take all of the actions and consummate the transactions set forth in this Section 2.2 that are applicable to such Person, and each Party agrees that the Blocker Merger (as defined below) shall be deemed to have been taken for all purposes in the same order in which they are described in this Section 2.2.
(b)    Pursuant to the Certificate of Merger, in substantially the form attached hereto as Exhibit B (the “Blocker Certificate of Merger”), which shall be filed with the Secretary of State of the State of Delaware, and the Plan of Merger, in substantially the form attached hereto as Exhibit C (the “Blocker Plan of Merger”), which shall be filed with the Cayman Registrar as provided by the Cayman Act, together with such other documents, declarations or filings as may be requested or required by the Cayman Registrar for the purpose of the Blocker Merger (as defined below), and effective as of the Blocker Merger Effective Time (as defined below), and in accordance with the DGCL and the Cayman Act, as applicable, and the provisions of this Agreement, the Blocker will merge with and into PubCo, with PubCo being the surviving company (the “Blocker Merger Surviving Company”) of the merger (the “Blocker Merger”), and continuing its corporate existence under the laws of the State of Delaware, and following which such Blocker Merger, the separate corporate existence of the Blocker shall cease and the Blocker shall be struck off the Cayman Islands Register of Companies by the Cayman Registrar.
(c)    The name of the Blocker Merger Surviving Company shall be “Quantinuum, Inc.”. The Blocker Merger shall have the effects set forth in the DGCL, including Sections 259 and 264 of the DGCL, and Part 16 of the Cayman Act, and the Blocker Merger Surviving Company shall possess all the rights, privileges, immunities, powers and franchises of the Blocker, and shall by operation of law become liable for all the debts, liabilities, obligations and duties of the Blocker to the same extent as if said debts, liabilities, obligations and duties had been incurred or contracted by PubCo, as provided in the DGCL and the Cayman Act, as applicable.
(d)    The Blocker Merger shall become effective on such date and time that the Blocker Plan of Merger is registered by the Cayman Registrar (as specified in the Blocker Plan of Merger), which shall be on the same Business Day as the Effectiveness and following the Merger (the “Blocker Merger Effective Time”) or on such later date and time as is agreed to by the parties thereto prior to the filing of the Blocker Plan of Merger and specified in the Blocker Plan of Merger in accordance with the Cayman Act.
(e)    Blocker Merger Effect on Capital Stock and Interests. At the Blocker Merger Effective Time and pursuant to the Blocker Merger:
(i)    All of the class A shares, par value $0.0001, of the Blocker (the “Blocker Class A Interests”) outstanding immediately prior to the Blocker Merger Effective Time shall, by virtue of the Blocker Merger and without any action on the part of any Party, be cancelled and, for each holder of Blocker Class A Interests set forth on Schedule 1 (each, a “Class A Blocker Investor”), automatically converted into and thereafter represent the right to receive the number of validly issued, fully paid and non-assessable shares of Class A Common Stock set forth next to such Class A Blocker Investor’s name under the heading “Class A Common Stock of PubCo” on Schedule 1, which amount for the Class A Blocker Investors shall, in the aggregate, be equal to the number of Common Units received by the Blocker pursuant to the Merger and held immediately prior to the Blocker Merger.
(ii)    The one class B share, par value $1.00, of the Blocker (the “Blocker Class B Interest”) outstanding immediately prior to the Blocker Merger Effective Time shall, by virtue of the Blocker Merger and without any action on the part of any Party, be cancelled and, for such holder of the Blocker Class B Interest (the “Class B Blocker Investor” and together with the Class A Blocker Investors, the “Blocker Investors”), automatically converted into and thereafter represent the right to receive $1.00.
(iii)    PubCo shall be admitted as a substitute member of Holdco with respect to any Common Units transferred to PubCo pursuant to the Blocker Merger.

(iv)    The one share of PubCo’s common stock outstanding immediately prior to the Blocker Merger Effective Time shall, by virtue of the Blocker Merger and without any action on the part of any Party, be cancelled.
(f)    This Section 2.2, together with any related definitions and other provisions of this Agreement, constitutes an “agreement of merger” for purposes of the Blocker Certificate of Merger and applicable Law.
Section 2.3    Legacy Owner Subscriptions. Pursuant to and in accordance with the Class B Common Stock Subscription Agreement, in substantially the form attached hereto as Exhibit D (the “Subscription Agreement”), and immediately following the Merger and the Blocker Merger, PubCo will issue and sell to each of the Legacy Owners (excluding, for the avoidance of doubt, the Blocker) the number of shares of newly issued, non-economic Class B Common Stock set forth opposite such Legacy Owner’s name on Schedule 1 and in consideration for such issuance, the Legacy Owners shall each contribute to PubCo an amount equal to (a) $0.0001 per share of Class B Common Stock multiplied by (b) the number of shares of Class B Common Stock issued to such Legacy Owner as set forth on Schedule 1 (such contribution and issuance, the “Class B Common Stock Subscription”), which Class B Common Stock Subscription amount and the number of Class B Common Stock issued is set forth opposite such Legacy Owner’s name under the headings “Class B Common Stock Subscription Price” and “Shares of Class B Common Stock of PubCo”, respectively on Schedule 2. For the avoidance of doubt, the number of shares of Class B Common Stock issued to any such Legacy Owner shall equal the number of Common Units issued to such Legacy Owner in the Merger.
Section 2.4    Equity Award Treatment.
(a)    Immediately following the effectiveness of PubCo’s Form S-8 Registration Statement covering shares of Class A Common Stock reserved for issuance under the Holdco Equity Plan (the “S-8 Effectiveness”), PubCo shall assume all the obligations of Holdco under the Holdco Equity Plan, and the number and kind of securities available for issuance under the Holdco Equity Plan shall be adjusted to reflect Class A Common Stock and the Exchange Ratio in accordance with the provisions of the Holdco Equity Plan.
(b)    Immediately following the S-8 Effectiveness and without any further action on the part of the Parties or holders of the Holdco RSU Awards, each Holdco RSU Award that is outstanding immediately prior thereto shall be assigned by Holdco to PubCo, and shall be assumed by PubCo and shall be converted into a restricted stock unit award to receive shares of Class A Common Stock (an “Assumed RSU Award”) in accordance with this Section 2.4(b). Each such Assumed RSU Award shall continue to have, and shall be subject to, the same terms and conditions as applied to the Holdco RSU Award immediately prior to the S-8 Effectiveness (which, for the avoidance of doubt, includes any accelerated vesting protections, forfeiture terms, settlement terms and terms relating to dividend equivalent rights applicable to such Holdco RSU Award) except that, as of the S-8 Effectiveness, each such Assumed RSU Award shall constitute the right to receive that number of shares of Class A Common Stock equal to the product of (i) the number of Common Units subject to such Holdco RSU Award immediately prior to the S-8 Effectiveness multiplied by (ii) the Exchange Ratio.

(c)    Immediately following the S-8 Effectiveness and without any further action on the part of the Parties or holders thereof, each Holdco Restricted Common Unit that is outstanding immediately prior thereto shall be assigned by Holdco to PubCo, and shall be assumed by PubCo and shall be converted into a number of restricted shares of Class A Common Stock based on the Exchange Ratio (an “Assumed Restricted Class A Share”) in accordance with this Section 2.4(c). Each such Assumed Restricted Class A Share shall continue to have, and shall be subject to, the same terms and conditions as applied to the Assumed Restricted Class A Share immediately prior to the S-8 Effectiveness (which, for the avoidance of doubt, includes any accelerated vesting protections, forfeiture terms, settlement terms and terms relating to dividends applicable to such Assumed Restricted Class A Share).
(d)    Immediately following the S-8 Effectiveness, PubCo shall assume all the obligations of Holdco, each outstanding Holdco RSU Award and Holdco Restricted Common Unit, and the agreements evidencing the grants thereof (as modified by this Section 2.4).
Section 2.5    Amendment and Restatement of Limited Liability Company Agreement. Following the Merger, the Blocker Merger and the S-8 Effectiveness and prior to the IPO Closing, the Parties hereby agree that the Original LLC Agreement shall be amended and restated in substantially the form of the Amended and Restated LLC Agreement attached hereto as Exhibit E, pursuant to which, among other things, PubCo shall be named the “Manager” of Holdco. Each Party that is listed as a signatory on the signature pages to the Amended and Restated LLC Agreement shall, upon and by virtue of affixing their signature thereto, adopt and join in such agreement and authorize any authorized officer of Holdco to execute such agreement on its behalf. In the event that the Quantinuum Shareholders’ Agreement is terminated at pricing of an IPO and subsequently needs to be reinstated following the Merger as a result of the IPO not being consummated within ten (10) days following the pricing date, such reinstatement shall be effective and implemented in a newly amended and restated limited liability company agreement of Holdco as promptly as reasonably practicable thereafter, applying the provisions of the Quantinuum Shareholders’ Agreement mutatis mutandis.
Section 2.6    PubCo Contributions.
(a)    Immediately following the IPO Closing, PubCo shall use the net proceeds received by it in the Initial Public Offering (the “IPO Proceeds”) and the Class B Common Stock Subscription in accordance with the “Use of Proceeds” section of the Registration Statement (other than changes to amounts or that are incidental to the inclusion of a price range or the public offering price and size of the Initial Public Offering as set forth in the Final Prospectus), including: (i) to pay expenses associated with the Initial Public Offering and (ii) to contribute all of the remaining IPO Proceeds to Holdco in exchange for the issuance by Holdco to PubCo of a number of Common Units equal to the number of shares of Class A Common Stock issued and sold by PubCo to the Underwriters in connection with the IPO Closing (the “Holdco Subscription”).
(b)    If the Underwriters exercise the Underwriters’ Option, in whole or in part (whether at the IPO Closing or thereafter) to purchase additional shares of Class A Common Stock for sale to the public in exchange for cash, following such exercise, PubCo shall contribute to Holdco the net proceeds received by it pursuant to the exercise of the Underwriters’ Option in exchange for the issuance of a number of Common Units to PubCo equal to the number of shares of Class A Common Stock issued and sold by the Underwriters in connection with the closing of such underwriters’ option. Immediately following such contribution, Holdco shall retain all or a portion of such additional net proceeds for general company purposes, in each case in accordance with the “Use of Proceeds” section of the Registration Statement (and as may be updated in the Final Prospectus as a result of the final public offering price and size of the Initial Public Offering).
Section 2.7    Distribution of Quantinuum LLC. Immediately following the IPO Closing, Quantinuum (Cayman) hereby distributes, assigns, transfers and conveys to Holdco, and Holdco hereby accepts, all of Quantinuum (Cayman)’s right, title and interest in and to the equity interests of Quantinuum LLC, a Delaware limited liability company.
ARTICLE III
INITIAL PUBLIC OFFERING AND RELATED MATTERS
Section 3.1    Amended and Restated Certificate of Incorporation and Bylaws of PubCo. Prior to the transactions set forth in Article II of this Agreement, the Certificate of Incorporation of PubCo shall be amended and restated in substantially the form of the Amended and Restated Certificate of Incorporation of PubCo attached hereto as Exhibit F (the “Amended and Restated Charter”), which shall be filed with the Secretary of State of the State of Delaware on the date of the initial closing of the Initial Public Offering (the “IPO Closing”), and PubCo shall adopt the Amended and Restated Bylaws of PubCo in substantially the form attached hereto as Exhibit G.
Section 3.2    Directors and Officers. Prior to the transactions set forth in Article II of this Agreement, the directors of PubCo immediately prior to the Effectiveness shall be removed as directors of PubCo and the individuals set forth on Schedule 3 hereto shall be appointed as directors and shall continue to be the directors of PubCo. From and after the Effectiveness, the officers of PubCo immediately prior to the Effectiveness shall be removed as officers of PubCo and the individuals set forth on Schedule 4 hereto shall be appointed as officers and shall continue to be the officers of PubCo.
Section 3.3    Underwriting Agreement. It is anticipated that prior to the transactions set forth in Article II of this Agreement, PubCo will enter into the Underwriting Agreement with the Underwriters.
Section 3.4    Tax Receivable Agreement. Effective immediately following the transactions described in Article II, PubCo, Holdco and each TRA Party shall enter into a Tax Receivable Agreement in substantially the form attached to this Agreement as Exhibit H.
Section 3.5    Registration Rights Agreement. Effective immediately following the transactions described in Article II, PubCo and certain Legacy Owners shall enter into a Registration Rights Agreement in substantially the form attached to this Agreement as Exhibit I.

Section 3.6    Stockholders Agreement. Effective immediately following the transactions described in Article II, PubCo and certain Legacy Owners shall enter into a Stockholders Agreement in substantially the form attached to this Agreement as Exhibit J.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
Each Party hereby represents and warrants, solely with respect to itself, to the other Parties as follows:
Section 4.1    Organization. Such Party, other than individuals, is a corporation, limited partnership, exempted company or limited liability company, as applicable, duly organized, incorporated, validly existing and in good standing (where such concept exists) under the Laws of the jurisdiction of its organization or incorporation and has all requisite corporate, partnership or limited liability company, as applicable, power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such power, authority and governmental approvals would not have, individually or in the aggregate, a material adverse effect on such Party or on the consummation of the transactions contemplated hereby.
Section 4.2    Authority; Enforceability. Such Party has the requisite corporate, limited partnership, limited liability company or other power and authority, as applicable, to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution, delivery and performance by such Party of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by its board of directors or other governing body, as applicable, and no other action is necessary to authorize the execution and delivery by it of this Agreement or the performance of its obligations under this Agreement. This Agreement has been duly executed and delivered by such Party and, assuming due and valid authorization, execution and delivery under this Agreement by the other Parties hereto, this Agreement is a valid and binding obligation, enforceable against it in accordance with its terms.
Section 4.3    Consents and Approvals; No Violations. Subject to the receipt of any approvals required by the DGCL, DLLCA, the Cayman Act, the Quantinuum Articles and the Quantinuum Shareholders’ Agreement, as applicable, none of the execution, delivery or performance of this Agreement by such Party, or compliance by it with any of the provisions of this Agreement, will (a) conflict with or result in any breach of any provision of the certificate of incorporation and by-laws, partnership agreement, limited liability company agreement, articles of association or similar organizational documents of such Party, as applicable, (b) except for the filing of the Plan of Merger (as defined in the Merger Agreement), together with all other documents required under the Cayman Act, with the Registrar of Companies in the Cayman Islands, require any filing with, or permit, authorization, consent or approval of, any Governmental Authority or (c) violate any Law applicable to such Party or any of its properties or assets, excluding from the foregoing clauses (b) and (c) such filings, permits, authorizations, consents, violations, breaches, defaults, rights, obligations or encumbrances which would not have, individually or in the aggregate, a material adverse effect on such Party or on the consummation of the transactions contemplated hereby.

Section 4.4    Ownership of Interests. Each Party contributing, issuing, delivering or exchanging interests hereby, owns all such interests free and clear of all liens, encumbrances, security interest, equities, charges or claims.
Section 4.5    Bankruptcy. There are no bankruptcy, reorganization, receivership or other insolvency type proceedings pending, being contemplated by or, to such Party’s knowledge, threatened against such Party.
Section 4.6    Litigation. No suit, action or litigation by any Person by or before any tribunal or Governmental Authority is pending or, to such Party’s knowledge, threatened against such Party or its affiliates that would, individually or in the aggregate, reasonably be expected to have a material adverse effect upon the ability of such Party to perform its obligations hereunder or consummate the transactions contemplated hereby.
Section 4.7    Independent Investigation. Each Party has reviewed with, or has had opportunity to consult with, its own independent legal and tax advisors regarding the transactions contemplated hereby, including the U.S. federal, state, local, foreign and other tax consequences of the transactions contemplated hereby and hereby acknowledges and agrees that none of PubCo, Holdco or their advisors (including Latham & Watkins LLP) has provided to such Party any such legal or tax advice regarding the transactions contemplated hereby, none of PubCo or Holdco are making any representation or warranty as to the U.S. federal, state, local, foreign and other Tax consequences of the transactions contemplated hereby and each such Party will be responsible for such Person’s own Tax liability that may arise as a result of the transactions contemplated hereby.
Section 4.8    Blocker Taxes. The Blocker hereby represents and warrants, solely with respect to itself, to PubCo as follows:
(a)    The Blocker has filed, taking into account any applicable extensions, all income and other material Tax Returns required to be filed by applicable Law, all such Tax Returns were prepared in compliance with applicable Law and are true, complete and accurate in all material respects, and the Blocker has paid all Taxes due and owing by the Blocker, other than errors, inaccuracies, omissions or instances of noncompliance arising from information provided or failed to be provided on a Schedule K-1 provided by Quantinuum (Cayman) to the Blocker.
(b)     The Blocker has not received a written claim that has not been resolved by a Governmental Authority in a jurisdiction where the Blocker does not file Tax Returns that it is or may be subject to Tax by that jurisdiction.
(c)    There are no claims, assessments, demands, actions, suits, proceedings, or audits with respect to Taxes asserted or now in progress, or, threatened in writing, against the Blocker.

(d)    The Blocker has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax claim or assessment (other than automatically granted extensions to file Tax Returns).
(e)    The Blocker has timely and properly withheld all Tax required to be withheld on payments by the Blocker to any other Person and has complied with all requirements under Law with respect to such withholding.
(f)    There are no currently existing or pending Tax liens with respect to the Blocker (other than liens for Taxes which are not yet delinquent).
(g)    The Blocker is not a party to or bound by any Tax allocation or sharing agreement (other than commercial agreements entered into in the ordinary course of business the primary purpose of which does not relate to Taxes).
(h)    The Blocker (i) has not been a member of an affiliated group filing a consolidated federal income Tax Return or any similar group for state, local or foreign income Tax purposes (other than a group the common parent of which was the Blocker), or (ii) has no liability for the Taxes of any Person (other than the Blocker) under Treasury Regulations Section 1.1502-6 (or any similar state, local or foreign Law), as a transferee or successor, or by contract.
(i)    The Blocker has not constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement or in a distribution which could otherwise constitute part of a “plan” or a “series of related transactions” (within the meaning of Section 355(e) of the Code).
(j)    The Blocker is, and has been since its formation, properly classified as a corporation for U.S. federal income tax purposes.
(k)    Since its respective formation date, the Blocker has not: (i) conducted or engaged in any business, operations, or activities other than directly or indirectly holding equity interests in Quantinuum (Cayman) and Holdco; (ii) had, or engaged any, employees, consultants, or independent contractors; (iii) owned, leased, or otherwise held any assets other than its direct or indirect ownership of equity interests in Quantinuum (Cayman) and Holdco, as applicable, and cash or cash equivalents held in accounts maintained solely for the purpose of paying de minimis administrative expenses incurred in the ordinary course of maintaining its existence; or (iv) incurred, created, assumed, or guaranteed any indebtedness or other liabilities or obligations (whether accrued, absolute, contingent or otherwise), other than (A) liabilities for Taxes incurred with respect to its existence and its ownership of equity interests in Quantinuum (Cayman) and Holdco, or (B) de minimis administrative expenses incurred in the ordinary course of maintaining its existence.

ARTICLE V
TAX MATTERS
Section 5.1    Intended U.S. Tax Treatment. For U.S. federal income tax purposes, the Parties intend and agree that (a) at all times prior to the Merger, Merger Sub will be disregarded as an entity separate from its owner; (b) as a result of the Merger, (i) Holdco will be treated as a continuation of Quantinuum (Cayman) pursuant to Section 708 of the Code, (ii) Quantinuum (Cayman) will be disregarded as an entity separate from Holdco, (iii) the exchange by these Legacy Owners of their respective equity interests in Quantinuum (Cayman) for Common Units in Holdco shall not be treated as a realization or recognition event, and (iv) the book values of all assets of Quantinuum (Cayman) shall be adjusted to equal their respective gross fair market values with any corresponding book gain or loss allocated among the Legacy Owners and reflected in their respective capital accounts (which shall be equal to the gross fair market values and respective capital accounts determined in connection with the Holdco Subscription), and (c) the Blocker Merger shall be treated as a “reorganization” within the meaning of Section 368(a) of the Code that is subject to Section 367(b) of the Code (collectively, the “Intended Tax Treatment”). The Blocker Certificate of Merger and this Agreement, taken together, are intended to constitute, and the Parties hereby adopt the foregoing as, a “plan of reorganization” for purposes of Sections 354 and 361 of the Code and within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a). The Parties will, and will cause each of their respective Affiliates to, prepare and file all Tax Returns in a manner consistent with the Intended Tax Treatment, except as required by applicable Law.
Section 5.2    Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, valued added and similar Taxes and fees incurred in connection with this Agreement and the documents to be delivered hereunder (“Transfer Taxes”) shall be borne and paid by Holdco; provided, however, that any Transfer Taxes incurred in connection with the Blocker Merger should be borne and paid by PubCo. Each of Holdco and PubCo shall timely file any Tax Return with respect to any Transfer Taxes paid by it pursuant to this Section 5.2 (and the Parties shall cooperate with respect thereto as necessary).
Section 5.3    Withholding. Each Party and its applicable affiliates or agents will be permitted to deduct and withhold from any amounts paid pursuant to this Agreement any Taxes required to be deducted or withheld therefrom under applicable Law. Any Taxes so deducted or withheld will be timely paid by such Party to the applicable Governmental Authority and will be treated for purposes of this Agreement as paid to the Person in respect of whom such deduction or withholding was made.
Section 5.4    Tax Elections.
(a)    Merger Sub will file an election on Internal Revenue Service Form 8832 to be disregarded as an entity separate from its owner for U.S. federal income tax purposes, effective as of the date of its formation.
(b)    An election under Section 6226 of the Code (and any similar elections under state or local Law) shall be made for Holdco with respect to any “imputed underpayment”

or similar adjustment that relates to any taxable period (or portion thereof) ending on or prior to the date of the Restructuring or the IPO Closing, as applicable, and Holdco (and its members) shall take such actions as are needed to effect the foregoing. In addition, any available election under Section 6226 of the Code (and any similar elections under state or local Law) shall be made for any subsidiary of Holdco that is a partnership for U.S. federal income tax purposes with respect to any “imputed underpayment” or similar adjustment that relates to any taxable period (or portion thereof) ending on or prior to the date of the Restructuring or the IPO Closing, as applicable, and Holdco and its subsidiaries shall take such actions as are needed to effect the foregoing.
Section 5.5    Tax Forms.
(a)    Each Legacy Owner and each Blocker Investor that is a “United States person” (within the meaning of Section 7701(a)(30) of the Code) shall deliver to PubCo and Holdco a duly completed and executed Internal Revenue Service Form W-9 of such Legacy Owner.
(b)    Each Legacy Owner that is not a “United States person” (within the meaning of Section 7701(a)(30) of the Code) shall deliver to PubCo and Holdco (i) a duly completed and executed applicable Internal Revenue Service Form W-8 of such Legacy Owner and (ii) a duly executed certification (in substantially the form attached hereto as Exhibit K) satisfying the requirements of Treasury Regulations Section 1.1446(f)-2(b)(6) certifying that such Legacy Owner is not required to recognize any gain or loss with respect to the Merger.
(c)    Quantinuum (Cayman) shall deliver to PubCo and Holdco a duly completed and executed certificate pursuant to Treasury Regulations Section 1.1445-11T(d)(2)(i).
(d)    Each Blocker Investor that is not a “United States person” (within the meaning of Section 7701(a)(30) of the Code) shall deliver to PubCo a duly completed and executed applicable Internal Revenue Service Form W-8 of such Blocker Investor.
ARTICLE VI
MISCELLANEOUS
Section 6.1    Further Assurances. Each Party agrees to execute and deliver such instruments and evidences of payment and give such further assurances and perform such further acts as the other may reasonably request and as may reasonably be necessary in connection with the transactions contemplated by this Agreement.
Section 6.2    Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal Laws of the State of Delaware applicable to agreements made and to be performed entirely within such State, without reference to conflict of law rules of that or any other jurisdiction. Notwithstanding the foregoing, the following matters arising out of or relating to this Agreement shall be construed, performed and enforced in accordance with the Laws of the Cayman Islands: the Merger, the vesting of the rights, property, choses in action, business, undertaking, goodwill, benefits, immunities and privileges, contracts, obligations, claims, debts and liabilities of Merger Sub in the Surviving Entity (as defined in the Merger Agreement), the cancellation of the Shares, the rights provided in Section 238 of the Cayman Act, the fiduciary or other duties of the board of directors of Quantinuum (Cayman) and the board of directors of Merger Sub and the internal corporate affairs of Quantinuum (Cayman) and Merger Sub (and provided that the fiduciary duties of the board of directors of the Blocker, the Blocker Merger and any exercise of appraisal and dissenters’ rights under the laws of the Cayman Islands with respect to the Blocker Merger, shall be governed by the laws of the Cayman Islands). All Legal Proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in the Delaware state courts or federal courts of the United States of America sitting in the State of Delaware and any appellate court from any such court (as applicable, the “Chosen Courts”). Consistent with the preceding sentence, the Parties hereby (a) submit to the exclusive jurisdiction of the Chosen Courts for the purpose of any Legal Proceeding arising out of or relating to this Agreement brought by any Party and (b) irrevocably waive and agree not to assert by way of motion, defense or otherwise, in any such Legal Proceeding, any claim that it is not subject personally to the jurisdiction of the Chosen Courts, that its property is exempt or immune from attachment or execution, that such Legal Proceeding is brought in an inconvenient forum, that the venue of such Legal Proceeding is improper or that this Agreement or the transactions contemplated hereby may not be enforced in or by any of the Chosen Courts. Notwithstanding the foregoing, the judgment against a Party in any Legal Proceeding contemplated above may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of such judgment. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTION CONTEMPLATED HEREBY. EACH OF THE PARTIES HEREBY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY LEGAL PROCEEDING IN CONNECTION WITH THIS AGREEMENT, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.2.
Section 6.3    Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by electronic mail or other electronic delivery (including, for the avoidance of doubt, by .PDF, DocuSign, email or other electronic transmission) will be treated in all manner and respects as an original agreement or instrument and will be considered to have the same binding legal effect as if it were the original signed version of such agreement delivered in person.

Section 6.4    Successors and Assigns; No Third-Party Rights. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement is not intended to, and does not, create rights in any other Person, and no Person is or is intended to be a third-party beneficiary of any of the provisions of this Agreement.
Section 6.5    Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene or to be invalid under, the Laws of any political body having jurisdiction over the subject matter of this Agreement, such contravention or invalidity will not invalidate the entire Agreement. Instead, this Agreement will be construed as if it did not contain the particular provision or provisions held to be invalid and an equitable adjustment will be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.
Section 6.6    Waivers and Amendments. Any waiver of any term or condition of this Agreement or any amendment or supplement to this Agreement, will be effective only if in writing and signed by the Parties. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement will not in any way affect, limit or waive a Party’s rights under this Agreement at any time to enforce strict compliance thereafter with every term or condition of this Agreement.
Section 6.7    Entire Agreement; Survival. This Agreement, together with the agreements and other documents referenced in this Agreement, constitutes the entire agreement among the Parties pertaining to the transactions contemplated hereby and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining thereto. The provisions of this Agreement (including the representations and warranties under this Agreement) shall survive the IPO Closing and shall continue indefinitely.
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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

PUBCO

QUANTINUUM INC.

By:
Name:
Title:

HOLDCO

QUANTINUUM HOLDCO, LLC

By:
Name:
Title:

MERGER SUB

QUANTINUUM MERGER SUB LTD.

By:
Name:
Title:

QUANTINUUM (CAYMAN)

QUANTINUUM

By:
Name:
Title:

BLOCKER

COLORADO HOLDCO

By:
Name:
Title:

Schedule 1
Blocker Investors

Schedule 2
PubCo Class B Shareholders

Schedule 3
PubCo Board of Directors

Schedule 4
PubCo Officers

Exhibit A
Plan of Merger

Exhibit B
Blocker Certificate of Merger

Exhibit C
Blocker Plan of Merger

Exhibit D
Subscription Agreement

Exhibit E
Amended and Restated LLC Agreement

Exhibit F
Amended and Restated Charter

Exhibit G
Amended and Restated Bylaws

Exhibit H
Tax Receivable Agreement

Exhibit I
Registration Rights Agreement

Exhibit J
Stockholders Agreement

Exhibit K
Treasury Regulations Section 1.1446(f)-2(b)(6) Certificate